WAIVER AND AMENDMENT

March 31, 1999


Northern Life Insurance Company
c/o ReliaStar Investment Research, Inc.
100 Washington Avenue South, Suite 800
Minneapolis, MN  55401-2121


	Reference is made to the Note Purchase Agreement dated as of August 31, 1995 (as amended, the "Note Purchase Agreement") between Sheldahl, Inc. (the "Company"), and Northern Life Insurance Company (the "Purchaser"), pursuant to which the Purchaser purchased the 8.32% Senior Secured Notes (collectively, the "Notes") of the Company dated August 31, 1995 in the original aggregate principal amount of $5,700,000. The Purchaser is the registered holder of 100% of the outstanding principal amount of the Notes as reflected in the Note Register required to be maintained by the Company pursuant to paragraph 11 of the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Note Purchase Agreement.

	The purpose of this letter is to request the Purchaser to waive compliance with certain covenants of the Note Purchase Agreement.
Accordingly, the Company requests the Purchaser's consent to the following:

	1.	Quarterly Minimum EBITDA Amount.  The Company requests that the
Purchaser waive any failure by the Company to comply with the requirements of paragraph 4(q)(i) of the Note Purchase Agreement through February 26, 1999.
In addition, paragraph 4(q)(i) of the Note Purchase Agreement shall be amended by increasing the minimum EBITDA requirement for the period beginning on September 1, 1998, and ending on or about May 31, 1999, from $4,700,000 to $4,800,00, and increasing the minimum EBITDA requirement for the period beginning on September 1, 1998, and ending on or about August 31, 1999, from $5,900,000 to $10,000,000.

	2.	Miscellaneous.  Except as specifically set forth herein, all terms and provisions of the Note Purchase Agreement and the Notes, and all other documents and instruments related thereto, shall remain in full force and effect with no other modification or waiver. This Waiver and Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	If you agree to the foregoing waivers and amendments of the provisions of the Note Purchase Agreement, please so indicate by executing the form of acknowledgement set forth below. The waivers and amendments shall then take effect as of the date hereof.

						Very truly yours,

						SHELDAHL, INC.

						By:	/s/ John V. McManus
							John V. McManus
						Its:	VP Finance

Agreed to and accepted as of the
Date first-above mentioned:

NORTHERN LIFE INSURANCE COMPANY

By:	/s/ Christopher Patton
	Christopher Patton

[Signature page for Waiver and Amendment]